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                                  Exhibit 23
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                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Life Technologies, Inc. and subsidiaries on Form S-8, Registration No. 33-59741, Registration No. 33-21807 and Registration No. 33-956, and the Company's registration statement on Form S-3, Registration No. 33-29536, of our report dated January 24, 1997, on our audits of the consolidated financial statements of Life Technologies, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



                                   /s/ Coopers & Lybrand L.L.P.
                                       Coopers & Lybrand L.L.P.



Rockville, Maryland
February 28, 1997

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